Exhibit 3.10

Colorado Secretary of State Date and Time: 12/25/2010 05:44 PM ID Number: 19901079745 Document number: 20101694869 Amount Paid: $100.00 Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center. $50.00 ABOVE SPACE FOR OFFICE USE ONLY Articles of Incorporation for a Profit Corporation filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.) 1. The domestic entity name for the corporation is _CO_ORS B_REWING C_OMP_ANY . (The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.) (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the corporation’s initial principal office is _c_/_o Mo_lso_n C_oo_r_s_Br_e_win_g Co_mp_an_y Street address (Street number and name) _1_2_2 5_1 7_t_h_S t_re_e t, S_u_i_te 3_2 0_0 _De_n_v_e_r _C_O _8_0_20_2 (City) (State) _U_nit_e_d S_t_a_te_s (ZIP/Postal Code) (Province – if applicable) (Country) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) . (Province – if applicable) (Country) 3. The registered agent name and registered agent address of the corporation’s initial registered agent are Name (if an individual) OR (Last) (First) (Middle) (Suffix) _T_he_Co_r_p_orati_o_n Co_mp_a_ny (if an entity) (Caution: Do not provide both an individual and an entity name.) _1_6_75 B_r_o_a_dw_a y Street address (Street number and name) _S_u it_e 1_2_0_0 _8_0_2 0_2 _De_n_v_e_r CO (City) (State) (ZIP/Postal Code) ARTINC_PC Page 1 of 3 Rev. 02/28/2008

Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) CO . (City) (State) (ZIP/Postal Code) (The following statement is adopted by marking the box.) The person appointed as registered agent above has consented to being so appointed. 4. The true name and mailing address of the incorporator are Name (if an individual) (Last) (First) (Middle) (Suffix) OR (if an entity) _Mo_l_s_o_n Co_o_r_s B_r_e_w ing Co_mp_an_y (Caution: Do not provide both an individual and an entity name.) _1_2_25 1_7_t_h S_t_r_e_e_t Mailing address (Street number and name or Post Office Box information) _S_u it_e 3_2_0_0 _D_en_v_e_r _C_O _8_0_20_2 (City) (State) _U_nit_e_d S_t_a_te (ZIP/Postal Code) s_. (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment. 5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows. (If the following statement applies, adopt the statement by marking the box and enter the number of shares.) The corporation is authorized to issue common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. (If the following statement applies, adopt the statement by marking the box and include an attachment.) Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment. (Caution: At least one box must be marked. Both boxes may be marked, if applicable.) 6. (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains additional information as provided by law. 7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are . (mm/dd/yyyy hour:minute am/pm) ARTINC_PC Page 2 of 3 Rev. 02/28/2008

Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. 8. The true name and mailing address of the individual causing the document to be delivered for filing are _B_e_ck _Me_g (Last) _1_2_2_5 1_7_t_h S_tr_e_e_t (First) (Middle) (Suffix) (Street number and name or Post Office Box information) _S_u_i_t_e_3 2_0_0 _D_e n_v_e_r _C_O _8_0_2 0_2 (City) (State) _U_n_i_ted_Sta_t_e_s (ZIP/Postal Code) . (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. be addressed to the user’s legal, business or tax advisor(s). Questions should ARTINC_PC Page 3 of 3 Rev. 02/28/2008

COORS BREWING COMPANY CAPITAL STOCK 1. Authorized Capital. The aggregate number of shares that the Corporation shall have authority to issue is 100 shares of common stock (the "Common Stock") and 10,000,000,000 shares of preferred stock, all without par value, with the power to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the laws of the State of Colorado. 2. Voting. Each shareholder of Common Stock of record shall be entitled to vote and shall have one vote for each share of Common Stock outstanding in such shareholder's name on the books and records of the Corporation, except that in the election of directors such shareholder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose. Except as otherwise provided in the laws of the State of Colorado, the holders of referred stock shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation. PREFERENCES, LIMITATIONS AND RIGHTS OF CAPITAL STOCK 1. Designation of the Preferences, Limitations and Relative Rights of the Corporation's Series A Preferred Stock. (a) Designation and Number of Shares. The designation of the series of preferred stock authorized hereby shall be Series A Preferred Stock (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be 10,000,000,000 shares. Except as otherwise provided in this Certificate of Incorporation or as otherwise required by applicable law, all shares of Series A Preferred Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers, preferences and privileges, subject to the same qualifications, limitations and restrictions. (b) Definitions. With respect to the Series A Preferred Stock, the following terms shall have the meanings ascribed to them below: (i) "Act" means the Colorado Business Corporations Act, as amended. (ii) "Redemption Amount" in respect of each share of Series A Preferred Stock means U.S. $100.00. (iii) "Redemption Date" means in respect of each share of Series A Preferred Stock, the date that is twenty-five (25) years from the date of issuance of such share of Series A Preferred Stock. (iv) "Redemption Price" in respect of each share of Series A Preferred Stock means the Redemption Amount together with accrued and unpaid dividends up to the date of liquidation, dissolution or winding up or the date of redemption, as the case may be.

(c) Dividends. (i) The holders of the Series A Preferred Stock shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation (the "Board of Directors") out of the moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential dividends at a rate per share of five percent (5%) of the Redemption Amount per annum. (ii) Payment of dividends (less any tax required to be withheld by the Corporation) shall, subject as hereinafter provided, be made by check of the Corporation payable at par at any branch in the United States of the Corporation's bankers or in such other manner as the payee may approve. Dividends which are represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date on which they were declared to be payable shall be forfeited to the Corporation. (iii) Except with the consent in writing of the holders of all the Series A Preferred Stock outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, on the Common Stock or any other shares of the Corporation ranking junior to the Series A Preferred Stock, in any year, unless accrued and unpaid dividends as provided for above have been declared on the Series A Preferred Stock and the full amount of such dividends on the Series A Preferred Stock then issued and outstanding shall have been paid, or provided for, at the date of such declaration and payment or setting aside of dividends on the Common Stock or other shares of the Corporation ranking junior to the Series A Preferred Stock. (iv) The holders of the Series A Preferred Stock shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for. (d) No Voting Rights. Except as otherwise provided in the Act, the holders of the Series A Preferred Stock shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation. (e) Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series A Preferred Stock shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of the Common Stock and any other shares of the Corporation ranking junior to the Series A Preferred Stock, an amount equal to the Redemption Price. After payment to the holders of the Series A Preferred Stock of the amount so payable to such holders as herein provided, the holders of the Series A Preferred Stock shall not be entitled to share in any further distribution of the property or assets of the Corporation. (f) Mandatory Redemption. The Corporation shall, on each Redemption Date with respect to Series A Preferred Stock, redeem all Series A Preferred Stock required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price on presentation and surrender of the certificate(s) for the Series A Preferred Stock to be so redeemed at the registered office of the Corporation. The certificate(s) for such Series A Preferred Stock shall thereupon be cancelled and the Series A Preferred Stock represented 2 thereby shall thereupon be redeemed. Payment of the aggregate Redemption Price for the Series A Preferred Stock to be redeemed shall be made, at the option of the Corporation, (i) by delivery to such holder of a check of the Corporation payable at par at any branch in the United States of the Corporation's bankers or (ii) by wire transfer by the Corporation to the holder of the Series A Preferred Stock. From and after the Redemption Date, such Series A Preferred Stock shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Series A Preferred Stock in respect thereof unless payment of the said Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the Series A Preferred Stock shall remain unaffected until payment in full of the Redemption Price. (g) Partial Redemption. If fewer than all Series A Preferred Stock represented by a certificate are redeemed, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series A Preferred Stock which have not been redeemed. (h) Restriction on Dividends and Other Distributions. Except with the consent in writing of the holders of all the Series A Preferred Stock outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, and no other distributions shall at any time be made on or in respect of the Common Stock, or any other shares of the Corporation ranking junior to the Series A Preferred Stock, if the payment or setting aside for payment of such dividend or the making of such distribution would impair the ability of the Corporation to redeem any Series A Preferred Stock pursuant to paragraph I(£). (i) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock (including fractional shares), and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate. (j) Amendment and Waiver. No amendment, modification or waiver of any provision hereof shall be binding or effective without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken. (k) Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by (i) registered or certified mail, return receipt requested and postage prepaid, (ii) by reputable overnight courier service, charges prepaid, or (iii) via electronic mail or facsimile and shall be deemed to have been given when so mailed or sent (1) to the Corporation, at its principal executive offices and (2) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). 3

2. Preemptive Rights. No shareholder of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board of Directors may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholders shall have any pre-emptive right in, or pre-emptive right to subscribe to, any such options or the underlying shares issued pursuant to such options. 4